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EXHIBIT 11

                                SYNTELLECT INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                             Three Months Ended
                                                                                  March 31
                                                                                  --------
                                                                         2000                1999
                                                                         ----                ----
Numerator:
      Numerator for basic and diluted income (loss) per
           share - net income (loss)                                 $  1,197,000        $ (1,589,000)
                                                                     ============        ============
Denominator:
      Denominator for basic income (loss) per share -
           weighted average number of common shares
           outstanding during the period                               11,859,000          13,505,000
      Incremental common shares attributable to exercise of
           outstanding common stock options                             1,001,000                --
                                                                     ------------        ------------
Denominator for diluted income (loss) per share                        12,860,000          13,505,000
                                                                     ============        ============
Basic net income (loss) per share                                    $       0.10        $      (0.12)
                                                                     ============        ============
Diluted net income (loss) per share                                  $       0.09        $      (0.12)
                                                                     ============        ============

The computation of diluted loss per share for March 31, 1999 excluded the effect of incremental common shares numbering 557,000 attributable to the exercise of common stock options because their effect would have been anti-dilutive.


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